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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports (a) dated May 30, 2000, with respect to the combined financial statements of Stratos Lightwave, Inc. for the three years in the period ended April 30, 2000 and (b) dated March 10, 2000 with respect to the financial statements of Polycore Technologies, Inc. for the year ended December 31, 1998, included in the Registration Statement, Form S-1 and related Prospectus of Stratos Lightwave, Inc. dated June 5, 2000.

Ernst & Young
Chicago, Illinois
June 2, 2000